Exhibit 10.43
Placement Agent Agreement
March 3, 2008
William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois 60606
Piper Jaffray & Co.
800 Nicollet Mall
Minneapolis, Minnesota 55402
Ladies and Gentlemen:
     Section 1. Appointment of Placement Agents. This Placement Agent Agreement (this “Agreement”) confirms our understanding that Heritage-Crystal Clean, Inc., a Delaware corporation (the “Company”), hereby appoints William Blair & Company, L.L.C. and Piper Jaffray & Co. pursuant to the terms of this Agreement as its exclusive placement agents (the “Placement Agents”) in connection with the proposed direct placement (the “Placement”) to certain of the existing members of Heritage-Crystal Clean, LLC, an Indiana limited liability company (“Heritage LLC”), and other individuals or entities identified by them as shown in Exhibit A hereto of one million two hundred thousand (1,200,000) shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The offering price for the Shares shall equal the initial public offering price of the shares of Common Stock to be sold pursuant to the Underwriting Agreement to be entered into between the Company and William Blair & Company, LLC, as representative of the underwriters named therein (the “Underwriting Agreement”). On the basis of the representations and warranties contained herein, but subject to the terms and conditions set forth herein, the Placement Agents severally agree to use their respective commercially reasonable efforts to assist the Company in its solicitation, confirmation and receipt of offers to purchase the Shares. Such efforts under this Agreement shall include distributing the Prospectus to the potential purchasers, providing administrative services as reasonably requested by the Company in connection with confirming orders of purchases of shares, collecting payment for the shares and distributing the shares in the Placement, and assisting the Company with (i) evaluating the structure of the offering, (ii) preparing the Prospectus (as defined below), (iii) negotiating the terms of the Placement, (iv) soliciting indications of interest from potential purchasers and (v) allocating the shares in the Placement. Notwithstanding anything to the contrary contained in this Agreement, neither Placement Agent shall have any obligation to purchase any of the Shares or, other than as a result of such Placement Agent’s breach of this Agreement or bad faith, wilful misconduct or gross negligence, any other liability to the Company if any prospective purchaser (each a “Purchaser”) fails to consummate a purchase of any of the Shares. In the event that any Purchaser fails to consummate a purchase of any of the Shares, the Placement Agents may use their respective commercially reasonable efforts to solicit orders from and confirm sales, first, to other Purchasers identified in Exhibit A and, second, to other individuals or entities identified by the Company or the Placement Agents.
     Section 2. Compensation. In connection with the Placement and sale of the Shares by the Company, the Placement Agents will charge the Company a placement fee (the “Placement Fee”) payable in immediately available funds on the date of the consummation of the Placement and sale of Shares (the “Closing Date”). The Placement Fee shall be equal to seven percent (7%) of the aggregate price at which the Shares are sold by the Company in the Placement and shall be paid sixty percent (60%) to William Blair & Company, L.L.C. and forty percent (40%) to Piper Jaffray & Co. For avoidance of doubt, no Placement Fee will be charged on shares of Common Stock sold pursuant to the Underwriting Agreement. Nothing contained herein, however, shall limit any right of the underwriters to receive underwriting fees, discounts or commissions for shares of Common Stock sold pursuant to the Underwriting Agreement. The parties acknowledge and agree that no fee shall be payable hereunder unless the sale of Shares is consummated.
     Section 3. Information Regarding the Company. The Company has prepared and filed with the Securities and Exchange Commission a prospectus relating to the Placement (such prospectus, as it may be amended or supplemented from time to time, the “Prospectus”).
     Section 4. Representations and Warranties. The Company represents and warrants to the Placement Agents that:
     (a) This Agreement has been duly authorized, executed and delivered by the Company;
     (b) The making and performance by the Company of this Agreement (i) will not violate any provision of the Company’s charter or bylaws and (ii) will not result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or any order, rule or regulation applicable to the Company or any subsidiary of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound, except in the case of clause (ii) to the extent such breach or contravention would not have a material adverse effect on the Company or Heritage LLC.
     (c) No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated herein, except for compliance with the Securities Act of 1933, as amended (the “1933 Act”), and blue sky laws applicable to the sale of the Shares, and, to the extent applicable, clearance of the sale of the Shares with the Financial Industry Regulation Authority.
     (d) The representations and warranties of the Company contained in the Underwriting Agreement will be true and correct as of the date on which the Underwriting Agreement is executed and as of the Closing Date.

     Section 5. Agreements.
     (a) The Company agrees with the Placement Agents that, during the term of this Agreement, if any event occurs or condition exists as a result of which the Prospectus would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with applicable law, the Company will promptly notify the Placement Agents of any such event, condition or opinion of counsel to the Company and shall prepare an amendment or supplement to the Prospectus that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Placement Agents.
     (b) The Company agrees to comply with all of its obligations under the Underwriting Agreement, including those contained in Section 5 thereof.
     (c) The consummation of the Placement and the sale of the Shares shall occur simultaneously with the consummation of the sale of shares of Common Stock pursuant to the Underwriting.
     (d) Each of the parties hereto hereby agrees that it will comply with all laws, rules and regulations applicable to it in conducting the Placement and carrying out its obligations under this Agreement.
     (e) The Placement Agents shall deliver to each Purchaser a copy of the Prospectus, together with all supplements and amendments thereto provided to the Placement Agents by the Company.
     Section 6. Closing Documents. On the Closing Date, the Company shall deliver to the Placement Agents:
     (a) an opinion of McDermott Will & Emery LLP, counsel for the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agents;
     (b) an opinion of Ice Miller LLP, Indiana counsel for the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agents;
     (c) a certificate of the chief executive officer and the principal financial officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company set forth in this Agreement are true and correct as of the date of this Agreement and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (d) copies of any other documents delivered to the Purchasers in connection with the sale of the Shares; and
     (e) such further certificates and documents as the Placement Agents may reasonably request.
     Section 7. Exclusive Appointment. The Company shall not, directly or indirectly (except pursuant to the Underwriting Agreement, the reorganization described in the Prospectus or employee stock benefit plans as described in the Prospectus), sell or offer to sell any of the Shares or any substantially similar equity security from the date hereof through the Closing Date. Any sale or disposition of such Shares or any substantially similar equity security (other than pursuant to the Underwriting Agreement, the reorganization described in the Prospectus or employee stock benefit plans as described in the Prospectus) by the Company during that period will be deemed to be as if such sale or disposition were undertaken by the Placement Agents directly for purposes of calculating the compensation due hereunder.
     Section 8. Indemnity and Contribution.
     (a) The Company agrees to indemnify and hold harmless each Placement Agent and each person, if any, who controls either Placement Agent within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Placement Agent or such controlling person may become subject under federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise in any manner out of or are based upon any claims made by Purchasers relating to the Placement (except to the extent related to shares of Common Stock purchased by a Purchaser from the underwriters in the public offering contemplated by the Underwriting Agreement and other than losses, claims, damages or liabilities that result from such Placement Agent’s breach of this Agreement or bad faith, wilful misconduct or gross negligence); and will reimburse each Placement Agent and each such controlling person for any legal or other expenses reasonably incurred by such Placement Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to its other obligations under this Section 8(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding subject to indemnification pursuant to this Section 8(a), upon receipt of notices setting forth in reasonable detail the matter for which indemnification is sought, it will reimburse the Placement Agents on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Placement Agents for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     (b) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Company under this Section 8, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to any indemnified party except to the extent that the Company was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the Company and the indemnified party shall have reasonably concluded, based on advice of counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Company, or the indemnified parties and the Company may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the Company to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the Company will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the Company shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the Company has authorized in writing the employment of counsel for the indemnified party at the expense of the Company. The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.
     (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under paragraph (a) in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Placement Agents from the Placement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Placement Agents, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Placement Agents shall be deemed to be in the same proportion, in the case of the Company, as the net proceeds to be received by the Company in the Placement (after deducting the Placement Fee but before deducting expenses) bears to, and in the case of the Placement Agents, as the Placement Fee received by them bears to, the total of such amounts paid by Purchasers in the Placement. The relative fault of the Company and the Placement Agents shall be determined by reference to, among other things, (i) in the case of any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and (ii) in the case of any other action or omission, whether such action or omission was taken or omitted to be taken by the Company or by the Placement Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
     The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(c), neither Placement Agent shall be required to contribute any amount in excess of the amount by which the Placement Fee actually received by it exceeds the amount of any damages that such Placement Agent has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Placement Agents’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective Placement Fees to be paid to them hereunder.
     Section 9. Guarantee. Heritage LLC hereby guarantees to the Placement Agents the performance by the Company of all covenants, agreements, terms, conditions, undertakings, indemnities and other obligations to be performed and observed by the Company under this Agreement.
     Section 10. Miscellaneous
     (a) Representations, Indemnity and Agreements to Survive. The respective representations, warranties and indemnities set forth herein will remain in full force and effect regardless of any investigation made by or on behalf of the Placement Agents or the Company or any of their respective officers, directors or controlling persons, and will survive delivery of any payment for the Shares. The provisions of this Section and Sections 2, 4, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.
     (b) Termination. The Placement Agents’ services hereunder shall terminate automatically in the event of a termination of the Underwriting Agreement without liability or continuing obligation to the Placement Agents or the Company, except for any compensation earned or expenses incurred by the Placement Agents prior to the date of termination. This Agreement and the Placement Agents’ exclusive appointment hereunder shall terminate in the event the Underwriting Agreement is not executed on or before February 14, 2008.
     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois.
     (d) Counterparts; Headings. This Agreement may be signed in counterparts with the same effect as if the signatures thereto were on the same instrument. The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     (e) No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the parties hereto, the indemnified persons and their respective successors and assigns, and nothing in this Agreement, expressed or implied, is intended to confer or does confer on any other person or entity any rights or remedies under or by reason of this Agreement or the covenants of the parties contained herein.
     (f) No Fiduciary Relationship. It is understood and agreed that the Placement Agents will act under this Agreement as independent contractors and nothing in this Agreement or the nature of the Placement Agents’ services shall be deemed to create a fiduciary or agency relationship between the Placement Agents and the Company or its affiliates or stockholders.
* * * * * * *

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement shall represent a binding agreement between the Placement Agents, the Company and Heritage LLC.

Very truly yours,

Heritage-Crystal Clean, Inc.

		By:	/s/ Joe Chalhoub

Name: Joe Chalhoub
Title: President and Chief Executive Officer

Heritage-Crystal Clean, LLC

		By:	/s/ Joe Chalhoub

Name: Joe Chalhoub
Title: President and Chief Executive Officer
Accepted as of March 3, 2008

William Blair & Company, L.L.C.

By:	/s/ Scott Patterson

Name: Scott Patterson
Title: Principal

Piper Jaffray & Co.

By:	/s/ John A. Lonquist

Name: John A. Lonquist
Title: Managing Director